Exhibit 99.1

The Predecessor Companies of

Service Corporation International

(Formerly Known as Certain Wholly-Owned

Subsidiaries of Service Corporation

International)

Combined Financial Statements for the

Years Ended December 31, 2009 and 2008

and Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Service Corporation International

Houston, Texas

We have audited the accompanying combined balance sheets of the Predecessor Companies of Service Corporation International as of December 31, 2009 and 2008, and the combined statements of operations, changes in owner’s equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Service Corporation International management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor Companies of Service Corporation International as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 1 to the combined financial statements, the Predecessor Companies’ combined financial statements include certain intercompany charges from Service Corporation International. These combined financial statements are not representative of results that would have been attained if the Predecessor Companies had operated as a stand-alone entity.

/s/ Harper & Pearson Company, P.C.

Houston, Texas

July 15, 2010

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED BALANCE SHEETS

	December 31,
	2009	2008
	(In Thousands)
Assets

Current assets:
Cash	$2	$2
Receivables, net	116	2
Inventories	430	422
Income taxes	46	48
Other current assets	11	3

Total current assets	605	477

Preneed cemetery receivables, net	2,751	2,612
Trust investments	47,748	38,391
Cemetery property, at cost, net of impairment	2,795	2,833
Property and equipment, net	5,748	5,751
Deferred charges and other assets	2,909	2,917
Cemetery perpetual care trust investments	14,548	13,150
Deferred income taxes	6,971	5,585

Total Assets	$84,075	$71,716

Liabilities and Owner’s Equity

Current liabilities:
Accounts payable and accrued liabilities	$990	$821
Current portion of capital lease obligations	4	13
Deferred income taxes	1,515	378

Total current liabilities	2,509	1,212

Capital lease obligations extending beyond one year	—	4
Deferred preneed cemetery revenues	1,773	625
Other liabilities	142	137
Deferred preneed cemetery receipts held in trust	47,748	38,391
Care trusts’ corpus	14,548	13,150

Total liabilities	66,720	53,519

Commitments and contingencies (Note 8)

Equity:
Advances from affiliate, net	69,873	70,248
Owner’s equity	29,695	29,695
Accumulated deficit	(82,213)	(81,746)

Total owner’s equity	17,355	18,197

Total Liabilities and Owner’s Equity	$84,075	$71,716

See notes to combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2009	2008
	(In Thousands)
Revenues
Merchandise revenues	$2,001	$2,224
Services revenues	2,214	2,297
Trust revenues	903	1,363
Cemetery property revenues	894	1,149
Other	82	138

Total revenues	6,094	7,171

Cost and expenses
Merchandise costs and expenses	(923)	(1,053)
Service costs and expenses	(36)	(42)
Cemetery property costs and expenses	(52)	(164)
Salaries, wages and commissions	(797)	(664)
Other	(10)	(3)

Total costs and expenses	(1,818)	(1,926)

Gross profits	4,276	5,245

General and administrative expenses	(4,942)	(5,070)

Loss from impairment charges	—	(12,962)

Operating loss	(666)	(12,787)

Other expense, net	—	(2)
Interest expense	(1)	(2)

Loss before income tax benefit	(667)	(12,791)

Benefit for income taxes	200	4,082

Net loss	$(467)	$(8,709)

See notes to combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CHANGES OF OWNER’S EQUITY

(In Thousands)

	Advances from Affiliate, Net	Owner’s Equity	Accumulated Deficit	Total Owner’s Equity
Balance at December 31, 2007	$67,518	$29,695	$(73,037)	$24,176

Advances from affiliate, net	2,730	—	—	2,730

Net loss	—	—	(8,709)	(8,709)

Balance at December 31, 2008	70,248	29,695	(81,746)	18,197

Distributions to affiliate, net	(375)	—	—	(375)

Net loss	—	—	(467)	(467)

Balance at December 31, 2009	$69,873	$29,695	$(82,213)	$17,355

See notes to combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CASH FLOW

	Years Ended December 31,
	2009	2008
	(In Thousands)
Cash flows from operating activities
Net loss	$(467)	$(8,709)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation	268	267
Provision for doubtful accounts	14	5
Benefit for deferred income taxes	(247)	(5,172)
Loss from impairment charges	—	12,962
Change in assets and liabilities:
(Increase) decrease in receivables	(128)	21
(Increase) decrease in inventory	(8)	29
Decrease (increase) in cemetery property	38	(205)
Increase in deferred charges and other assets	—	(10)
Increase in payables and other liabilities	174	361
Net effect of preneed cemetery production and maturities:
(Increase) decrease in preneed cemetery receivables, net	(139)	723
Decrease in trusts investments	860	21
Increase (decrease) in deferred preneed cemetery revenue	1,148	(2,964)
Decrease in deferred preneed cemetery receipts held in trust	(860)	(21)

Net cash provided (used) by operating activities	653	(2,692)

Cash flows from investing activities
Capital expenditures	(265)	(19)

Net cash used in investing activities	(265)	(19)

Cash flows from financing activities
(Distributions) advances from affiliate, net	(375)	2,730
Payments of capital leases	(13)	(19)

Net cash (used) provided in financing activities	(388)	2,711

Net change in cash	—	—

Cash at beginning of period	2	2

Cash at end of period	$2	$2

See notes to combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The accompanying combined financial statements present the combined financial position, results of operations, changes in owner’s equity, and cash flows of the Predecessor Companies formerly known as certain wholly owned subsidiaries of Service Corporation International (“SCI”). These combined financial statements include the accounts of nine cemeteries, nine management companies and one casket warehouse (collectively, the “Predecessor Companies”) purchased by StoneMor Operating LLC on March 30, 2010.

The combined financial statements of the Predecessor Companies contained herein reflect the financial position at December 31, 2009 and 2008 for the Predecessor Companies on that date, and the result of operations, changes in owner’s equity, and cash flows for the Predecessor Companies for the years ended December 31, 2009 and 2008. All of the Predecessor Companies were acquired by SCI prior to the earliest year presented.

The Predecessor Companies’ cemetery and casket warehouse operations consist of cemeteries, crematoria, and related businesses. Cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery-related merchandise and services, including stone and bronze memorials, markers, casket and cremation memorialization products, merchandise installations, and burial openings and closings. The casket warehouse stores caskets related to future burials. The Predecessor Companies also sell cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be provided in the future.

All significant inter-entity balances and transactions between the Predecessor Companies have been eliminated in the combined financial statements.

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred by SCI at the Parent level, which relate to or were incurred on behalf of the Predecessor Companies, have been identified by management and have been allocated to the stand-alone financial results of the Predecessor Companies.

In the ordinary course of business, SCI provided various services to the Predecessor Companies, including accounting, treasury, tax, legal, human resources, public affairs, the use of centralized facilities and assets owned by SCI, and executive oversight. The costs of performing these services have been allocated to these Predecessor Companies based on the Predecessor Companies’ total revenue as a percent of SCI’s total revenue. Both SCI and the Predecessor Companies consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services included in General and administrative expenses totaled $843 thousand and $684 thousand for the years ended December 31, 2009 and 2008, respectively. No debt or interest expense has been allocated to the Predecessor Companies from SCI.

As a part of the centralized treasury system, cash was either advanced or drawn from SCI with a corresponding decrease or increase to Advances from affiliate, net. As a result, all charges and cost allocations to the Predecessor Companies covered by such centralized treasury systems were deemed to have been paid by the Predecessor Companies to SCI, in cash, during the period in which the related costs were recorded in the combined financial statements. Increases or decreases in Advances from affiliate, net are classified as financing activities in the combined statements of cash flows.

All of the allocations and estimates in these combined financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Predecessor Companies been operated as a stand-alone, independent entity.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Use of Estimates in the Preparation of Financial Statements

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of expenses during the reporting period. As a result, actual results could differ from these estimates.

Cemetery Operations

Revenue associated with sales of cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. The Predecessor Companies’ cemetery trade receivables consist of amounts due for services already performed and merchandise already delivered. An allowance for doubtful accounts has been provided based on historical experience. Revenue associated with sales of preneed cemetery interment rights is recognized in accordance with the Revenue Recognition Topics of the Financial Accounting Standards Boards Accounting Standards Codification (ASC). Under this guidance, revenue from constructed cemetery property is not recognized until 10% of the sales price has been collected. Revenue related to the preneed sale of unconstructed cemetery property is deferred until it is constructed and 10% of the sales price is collected. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed. Allowances for customer cancellations for preneed cemetery contracts are based upon historical experience. For services and non-personalized merchandise (such as vaults), the Predecessor Companies defer the revenues until the services are performed and the merchandise is delivered. For personalized marker merchandise, with the customer’s direction generally obtained at the time of sale, the Predecessor Companies can choose to order, store, and transfer title to the customer. In situations in which the Predecessor Companies have no further obligation or involvement related to the merchandise, the Predecessor Companies recognize revenues and record the cost of sales in accordance with the Revenue Recognition Topic of the ASC upon the earlier of vendor storage of these items or delivery in the Predecessor Companies’ cemetery. Sales taxes collected are recognized on a net basis.

Pursuant to state law, all or a portion of the proceeds from cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Predecessor Companies defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed.

A portion of the proceeds from the sale of cemetery property interment rights is required by state law to be paid into perpetual care trust funds. Investment earnings from these trusts are distributed to the Predecessor Companies regularly, are recognized in current cemetery revenues and are intended to defray cemetery maintenance costs, which are expensed as incurred. The principal amount of such perpetual care trust funds generally cannot be withdrawn.

Costs related to the sale of property interment rights include the property and construction costs specifically identified by project. Upon completion of the project, construction costs are charged to expense in the same period revenue is recognized. Costs related to sales of merchandise and services are charged to expense when merchandise is delivered and when services are performed. See Note 3 to these combined financial statements regarding preneed cemetery activities.

Fair Value Measurements

The Predecessor Companies measure the available-for-sale securities held by the cemetery merchandise and service and cemetery perpetual care trusts at fair value on a recurring basis in accordance with the Fair Value Measurements Topic of the ASC. This guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value, and expands disclosures about instruments measured at fair value. The guidance establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An asset’s or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Certain private equity and other alternative investments held by the cemetery merchandise and service and cemetery perpetual care trusts have been classified in Level 3 of the hierarchy due to significant management judgment required as a result of the absence of quoted market prices, inherent lack of liquidity, or the long-term nature of the securities.

On January 1, 2009, the Predecessor Companies adopted the guidance for non-financial assets and liabilities, such as property and equipment that the Predecessor Companies disclose or recognize at fair value on a non-recurring basis. The adoption for these assets and liabilities did not have a material impact on the Predecessor Companies’ combined financial statements.

In April 2009, the FASB issued additional guidance on how to determine the fair value of assets and liabilities in an environment where the volume and level of activity for the asset or liability have significantly decreased. The FASB guidance also re-emphasizes that the objective of a fair value measurement remains an exit price. The guidance, which was effective in the second quarter of 2009, did not have a material impact on the Predecessor Companies’ combined financial statements.

Accounts Receivables and Allowance for Doubtful Accounts

The Predecessor Companies provide various allowances and/or cancellation reserves for their cemetery preneed and atneed receivables as well as for their preneed cemetery deferred revenues. These allowances are based on an analysis of historical trends and include, where applicable, collection and cancellation activity. Atneed cemetery receivables are considered past due after 30 days. Collections are managed by the Predecessor Companies until a receivable is 180 days delinquent at which time it is written off and sent to a collection agency. These estimates are impacted by a number of factors, including changes in economy, relocation, and demographic or competitive changes in the Predecessor Companies’ areas of operation. The allowance for doubtful accounts was $88 thousand and $94 thousand at December 31, 2009 and 2008, respectively.

Inventories and Cemetery Property

Cemetery merchandise is stated at the lower of average cost or market. Cemetery property is recorded at cost. Inventory costs and cemetery property are primarily relieved using specific identification in performance of a contract.

Property and Equipment, Net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense whereas renewals and major replacements that extend the assets useful lives are capitalized. Depreciation is recognized ratably over the estimated useful lives of the various classes of assets. Amortization of leasehold improvements is recognized ratably over the periods of the leases or the estimated useful life of the related asset, whichever is shorter. Depreciation expense related to property and equipment was $268 thousand and $267 thousand for the years ended December 31, 2009 and 2008. Depreciation expense for the years ended December 31, 2009 and 2008 includes $32 thousand and $6 thousand expense related to capital leases on certain transportation assets, respectively. When property is sold or retired, the cost and related accumulated depreciation are removed from the combined balance sheet; resulting gains and losses are included in the combined statement of operations in the period of sale or disposal.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The major asset categories, together with the related estimated useful lives and cost, are as follows (in thousands):

	Lives		2009	2008
Land	—		$3,805	$3,805
Buildings and improvements	7 – 40 yrs		2,855	2,855
Operating equipment	3 – 8 yrs		1,102	864
Leasehold improvements	(a	)	912	908
Vehicles under capital lease	3 – 6 yrs		218	218

			8,892	8,650
Less accumulated depreciation and amortization			(3,144)	(2,899)

			$5,748	$5,751

(a)	Leasehold improvements are recognized ratably over the periods of the leases or the estimated useful life of the related asset, whichever is shorter

During 2009 and 2008, the Predecessor Companies retired fully depreciated equipment with an original cost of approximately $23 thousand and $200 thousand, respectively.

Impairment or Disposal of Long-Lived Assets

The Predecessor Companies review their long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Long-lived assets are reported at the lower of their carrying amount or fair value. Fair value is based on the market approach. Assets to be disposed of and assets not expected to provide any future service potential are recorded at the lower of their carrying amount or fair value less estimated cost to sell. As part of the sale of the properties, the Predecessor Companies recognized an impairment of cemetery property in the approximate amount of $12.9 million for the year ended December 31, 2008. No impairment charges were recognized for the year ended December 31, 2009.

Preneed Cemetery Receivables, Net

Preneed cemetery receivables, net include customer receivables related to unperformed preneed cemetery contracts, net of allowance for cancellation. An allowance for cancellation is estimated based upon historical experience and is recorded as an adjustment to deferred preneed cemetery revenues, net, as appropriate. Cash flows from cemetery contracts are presented as operating cash flows in the accompanying combined statements of cash flows. The Predecessor Companies’ cancellation reserves are impacted by a number of factors, including changes in the economy, relocation, and demographic or competitive changes in the Predecessor Companies’ area of operations.

Leases

The Predecessor Companies have lease arrangements primarily related to storage and transportation equipment which were primarily classified as capital leases at December 31, 2009 and 2008. Lease terms related to transportation equipment generally range from one to five years with options to renew at varying terms. The Predecessor Companies calculate operating lease expense ratably over the lease term. The Predecessor Companies consider reasonably assured renewal options and fixed escalation provisions in their calculation of operating lease expense. For more information related to leases, see Note 8 to these combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Income Taxes

Income taxes are computed using the liability method. Deferred taxes are provided on all temporary differences between the financial basis and the tax basis of assets and liabilities. The Predecessor Companies record a valuation allowance to reduce their deferred tax assets when uncertainty regarding their realization exists by the Predecessor Companies or the Parent company. As of December 31, 2009, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are from the year 2006 forward (with limited exceptions). Tax penalties and interest, if any, would be accrued as incurred and would be classified as tax expense in the statements of income. Income taxes have been calculated as if the Predecessor Companies filed a separate return for the years ended December 31, 2009 and 2008. For more information related to income taxes, see Note 6 to the combined financial statements.

Subsequent Events

The Predecessor Companies have evaluated subsequent events through July 15, 2010, the date the combined financial statements were available to be issued. No subsequent events occurred which require adjustment or disclosure to the financial statements at December 31, 2009. The Predecessor Companies were purchased by StoneMor Operating, LLC on March 30, 2010.

2. Recent Accounting Pronouncements and Accounting Changes

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued additional guidance that modifies the GAAP hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. The FASB ASC, also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the Securities and Exchange Commission (“SEC”). The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance. The Codification is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation. This statement was issued July 2009 and is effective for periods ending on or after September 15, 2009. Accordingly, all accounting references contained herein have been updated to reflect the Codification and all SFAS references have been replaced with ASC references.

Variable Interest Entities

In June 2009, the FASB amended its authoritative guidance to improve financial reporting by enterprises involved with variable interest entities (VIE). Specifically, the amended guidance addresses: (1) the impact resulting from the elimination of the qualifying special-purpose entity concept in previously issued guidance, and (2) constituent concerns about the application of certain key provisions of the existing guidance on the consolidation of variable interest entities, including those in which the accounting and disclosures under the existing guidance do not always provide timely and useful information about an enterprise’s involvement in a VIE. The amended guidance is effective for the Predecessor Companies on January 1, 2010, and its adoption is not expected to impact the Predecessor Companies’ combined financial statements.

In December 2009, the FASB issued additional guidance on improving financial reporting by enterprises involved with variable interest entities by clarifying the principal objectives of required disclosures, which include: (1) the significant judgments and assumptions made by a reporting unit, 2) the nature of restrictions on a consolidated VIE’s assets reported by a reporting entity in its statement of financial position, including the carrying amounts of such assets and liabilities, (3) the nature of, and changes in, the risks associated with a reporting entity’s involvement with the VIE, and (4) how a reporting entity’s involvement with the VIE affects the reporting entity’s financial position, financial performance, and cash flows. The amended guidance is effective for the Predecessor Companies on January 1, 2010, and its adoption is not expected to impact the Predecessor Companies’ combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Fair Value Measurements

In August 2009, the FASB issued additional guidance on how to determine the fair value of liabilities. The guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value utilizing one or more of the following techniques: (1) a valuation technique that uses the quoted market price of an identical liability or similar liabilities when traded as assets; or (2) another valuation technique that is consistent with the principles set forth by the FASB for measuring fair value, such as a present value technique. The guidance was effective for the Predecessor Companies on October 1, 2009, and its adoption did not materially impact the Predecessor Companies’ combined financial statements.

In September 2009, the FASB issued additional guidance on how to determine fair value for investments in certain entities that calculate net asset value per share. The guidance permits, as a practical expedient, to estimate the fair value of the investment using its reported net asset value per share as long as that value was calculated in accordance with the authoritative literature governing investment companies. The guidance was effective for the Predecessor Companies on October 1, 2009, and its adoption did not materially impact the Predecessor Companies’ combined financial statements.

In January 2010, the FASB amended the Fair Value Measurements Topic of the ASC to require additional disclosures on 1) transfers between levels, 2) Level 3 activity presented on a gross basis, 3) valuation techniques, and 4) inputs into the valuation. Except for Item 2 above, the additional disclosures will be required in the first quarter of 2010 for the Predecessor Companies. The disclosures in Item 2 will be required in the first quarter of 2011 for the Predecessor Companies. The Predecessor Companies are currently evaluating the impact of this guidance on the Predecessor Companies’ combined financial statements.

Multi-Deliverable Arrangements

In October 2009, the FASB issued authoritative guidance which impacts the recognition of revenue in multi-deliverable arrangements. The guidance establishes a selling-price hierarchy for determining the selling price of a deliverable. The goal of this guidance is to clarify disclosures related to multi-deliverable arrangements and to align the accounting with the underlying economics of the multi-deliverable transaction. This guidance is effective for fiscal years beginning on or after June 15, 2010. The Predecessor Companies are in the process of evaluating this guidance but do not believe this guidance will have a material impact on the Predecessor Companies’ combined financial condition or results of operations.

Accounting for Uncertain Tax Positions

In June 2006, the FASB issued authoritative guidance for uncertain income tax positions recognized in an enterprise’s financial statements in accordance with the Income Tax Topic of the ASC. This interpretation requires companies to use a prescribed model for assessing the financial statement recognition and measurement of all tax positions taken or expected to be taken in its tax returns. This guidance provided clarification on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Predecessor Companies adopted this guidance on January 1, 2009. The adoption of this guidance did not have a material effect on the Predecessor Companies’ financial position, results of operations or cash flows.

Recognition and Presentation of Other-Than-Temporary Impairments

In April of 2009, the FASB issued authoritative guidance, which relates to investments in both debt and equity securities. The guidance amended previous guidance related to the determination of whether impairments in debt securities were other-than-temporary, and provides guidance as to which other-than-temporary impairments should be reflected in the income statement and which other-than-temporary impairments should be reflected in other comprehensive income. The guidance also modifies the presentation and disclosures related to both debt and equity securities. The guidance is effective for interim periods ending after June 15, 2009, and the Predecessor Companies has adopted it for these financial statements. The guidance did not have a significant impact on the Predecessor Companies’ combined financial statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Non-controlling Interests

In December 2007, the FASB issued authoritative guidance which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as unconsolidated investment, is an ownership in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, the guidance requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of the consolidated net income attributable to the parent and to the noncontrolling interest. The provisions of the guidance are effective for the Predecessor Companies on January 1, 2009. The adoption of this statement did not have a material impact on the Predecessor Companies’ combined financial statements.

During the Predecessor Companies’ examination of the guidance and its impact on the Predecessor Companies’ current accounting, they determined that balances historically designated as “non-controlling interest” in the Predecessor Companies’ combined preneed cemetery trusts and cemetery perpetual care trusts do not meet the criteria for non-controlling interest as prescribed by the guidance. The guidance indicates that only a financial instrument classified as equity in the trusts’ financial statements can be a non-controlling interest in the combined financial statements. The interest related to the Predecessor Companies’ merchandise and service trusts is classified as a liability because the preneed contracts underlying these trusts are unconditionally redeemable upon the occurrence of an event that is certain to occur. Since the earnings from the Predecessor Companies’ cemetery perpetual care trusts are used to support the maintenance of cemeteries, the Predecessor Companies believe the interest in these trusts also retains the characteristics of a liability. Accordingly, effective December 31, 2008, the amounts historically described as “Non-controlling interest in cemetery trusts” are characterized as “Deferred preneed cemetery receipts held in trust”. The amounts historically described as “Non-controlling interest in cemetery perpetual care trusts” are characterized as “Care trusts’ corpus”.

3. Preneed Cemetery Activities

Preneed Cemetery Receivables, net and Trust Investments

Preneed cemetery receivables, net and trust investments represent trust investments, including investment earnings, and customer receivables, net of unearned finance charges, for contracts sold in advance of when the property interment rights, merchandise or services are needed. The cemetery merchandise and service trusts are variable interest entities as defined in the Consolidation Topic of the ASC. In accordance with this guidance, the Predecessor Companies have determined that they are the primary beneficiary of these trusts, as the Predecessor Companies absorb the majority of the losses and returns associated with these trusts when the Predecessor Companies receive payments from the customer, the Predecessor Companies deposit the amount required by law into the trust and reclassify the corresponding amount from Deferred preneed cemetery revenues into Deferred preneed cemetery receipts held in trust. Amounts are withdrawn from the trusts when the contract obligations are performed. The Predecessor Companies, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, deposited $2.3 million and $5.4 million into and withdrew $2.4 million and $5.6 million from the trusts during the years ended December 31, 2009 and 2008, respectively. Cash flows from preneed cemetery contracts are presented as operating cash flows in the combined statements of cash flows.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The components of Preneed cemetery receivables, net and trust investments in the combined balance sheets at December 31, 2009 and 2008 are as follows (in thousands):

	2009	2008
Trust investments, at market	$40,331	$31,350
Cash and cash equivalents	7,417	7,041

Trust investments	47,748	38,391
Receivables from customers	3,479	3,444
Unearned finance charges	(342)	(424)

	50,885	41,411
Allowance for cancellation	(386)	(408)

Preneed cemetery receivables, net and trust investments	$50,499	$41,003

The cost and market values associated with our cemetery merchandise and service trust investments recorded at fair market value at December 31, 2009 and 2008 are detailed below. Cost reflects the investment (net of redemptions) in common trust funds, mutual funds, and private equity investments. Fair market value represents the value of the underlying securities held by the common trust funds, mutual funds at published values, and the estimated market value of private equity investments.

	December 31, 2009
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Mutual funds:
Equity	$33,690	$994	$(5,288)	$29,396
Fixed income	11,569	233	(2,227)	9,575
Private equity and other	1,360	—	—	1,360

Trust investments	$46,619	$1,227	$(7,515)	$40,331

Market value as a percentage of cost				87%

	December 31, 2008
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Fixed income securities:
Corporate	$835	$—	$—	$835
Mutual funds:
Equity	34,600	79	(12,712)	21,967
Fixed income	11,060	47	(3,919)	7,188
Private equity and other	1,360	—	—	1,360

Trust investments	$47,855	$126	$(16,631)	$31,350

Market value as a percentage of cost				66%

Where quoted prices are available in an active market for identical instruments, securities held by the common trust funds and mutual funds are classified as Level 1 investments pursuant to the three-level valuation hierarchy as required by the Fair Value Measurements and Disclosures Topic of the ASC.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or a fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. Corporate fixed income securities represent Level 2 securities at December 31, 2008. No Level 2 investments were held at December 31, 2009.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The valuation of private equity and other alternative investments requires significant management judgment due to the absence of quoted market prices, inherent lack of liquidity, and the long-term nature of such assets. The fair value of these investments is estimated based on the market value of the underlying real estate and private equity investments. The underlying real estate value is determined using the most recent available appraisals. Private equity investments are valued using market appraisals or a discounted cash flow methodology depending on the nature of the underlying assets. The appraisals assess value based on a combination of replacement cost, comparative sales analysis, and discounted cash flow analysis. These private equity and other alternative investments are classified as Level 3 securities.

The measurements of the fair value of market-based cemetery merchandise and service trust investments are categorized as follows at December 31, 2009 and 2008 (in thousands):

	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Market Value
	(Level 1)	(Level 2)	(Level 3)
Trust investments at:
December 31, 2009	$38,971	$—	$1,360	$40,331

December 31, 2008	$29,155	$835	$1,360	$31,350

The change in market-based cemetery merchandise and service trust investments with significant unobservable inputs (Level 3) is as follows for the years ended December 31, 2009 and 2008 (in thousands):

Beginning balance, December 31, 2007	$—
Purchases	1,360

Beginning balance, December 31, 2008	1,360
Purchases	—

Ending balance, December 31, 2009	$1,360

Maturity dates of the fixed income securities occur within 2009. Maturities of fixed income securities at December 31, 2008 are estimated as follows:

Market
(In thousands)
Due in one year or less	$835
Thereafter	—

$835

The Predecessor Companies have determined that unrealized losses in the cemetery trust investments at December 31, 2009 and 2008 are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Predecessor Companies believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants and their intent to hold all securities in a loss position from December 31, 2009 until the sale of the Predecessor Companies as discussed in Note 1 of this report. The Predecessor Companies’ cemetery trust investment unrealized losses, their durations, and their fair market value as of December 31, 2009, are shown in the following table (in thousands).

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
Mutual funds:
Equity	$3,345	$(1,047)	$19,313	$(4,241)	$22,658	$(5,288)
Fixed income	3,021	(7)	5,489	(2,220)	8,510	(2,227)

Total temporarily impaired securities	$6,366	$(1,054)	$24,802	$(6,461)	$31,168	$(7,515)

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The Predecessor Companies’ cemetery trust investment unrealized losses, their durations, and their fair market value as of December 31, 2008, are shown in the following table (in thousands).

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
Mutual funds:
Equity	$12,570	$(6,139)	$8,419	$(6,573)	$20,989	$(12,712)
Fixed income	6,549	(3,895)	44	(24)	6,593	(3,919)

Total temporarily impaired securities	$19,119	$(10,034)	$8,463	$(6,597)	$27,582	$(16,631)

During the year ended December 31, 2009, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $1.1 million and $1.3 million, respectively. These sale transactions resulted in $96 thousand and $163 thousand of realized gains and realized losses, respectively, for the year ended December 31, 2009. During the year ended December 31, 2008, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $8.8 million and $11.3 million, respectively. These sale transactions resulted in $.02 million and $3.1 million of realized gains and realized losses, respectively for year ended December 31, 2008. The Predecessor Companies use the FIFO method to determine the cost of cemetery trust available-for-sale securities sold during the year.

At December 31, 2009, equity securities in a loss position reflected amortized cost of $27.9 million and a fair value of $22.7 million, with a resulting unrealized loss of $5.2 million, or approximately 18.6%. At December 31, 2008, equity securities in a loss position reflected amortized cost of $33.7 million and a fair value of $21 million, with a resulting unrealized loss of $12.7 million, or approximately 37.7%. At December 31, 2009, fixed income securities in a loss position reflected amortized cost of $10.7 million and a fair value of $8.5 million, with a resulting unrealized loss of $2.2 million, or approximately 20.6%. At December 31, 2008, fixed income securities in a loss position reflected amortized cost of $10.5 million and a fair value of $6.6 million, with a resulting unrealized loss of $3.9 million, or approximately 37.1%.

Earnings from all trust investments are recognized in current cemetery revenues when the service is performed or the merchandise is delivered or upon cancellation of the amount the Predecessor Companies are entitled to retain. Recognized earnings (realized and unrealized) related to these trust investments were $216 thousand and $726 thousand for the years ended December 31, 2009 and 2008, respectively.

Deferred Preneed Cemetery Revenues

At December 31, 2009 and 2008, Deferred preneed cemetery revenues, net of allowance for cancellation, represent future cemetery revenues, including distributed trust investment earnings associated with unperformed trust-funded preneed cemetery contracts that are not held in trust accounts. Deferred preneed cemetery revenues are recognized in current cemetery revenues when the service is performed or merchandise delivered. Future cemetery revenues and net trust investment earnings that are held in trust accounts are included in Deferred preneed cemetery receipts held in trust.

4. Cemetery Perpetual Care Trusts

The Predecessor Companies are required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As the primary beneficiary of the trusts, the Predecessor Companies consolidate the perpetual care trust investments with a corresponding amount recorded as Care trusts’ corpus. The Predecessor Companies, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, deposited $0.1 million and $1.1 million into trusts and withdrew $0 and $0.6 million from trusts during the years ended December 31, 2009 and 2008, respectively. Cash flows from cemetery perpetual care contracts are presented as operating cash flows in the combined statements of cash flows.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The components of Care trusts’ corpus in the Predecessor Companies’ combined balance sheets at December 31, 2009 and 2008 were as follows (in thousands):

	2009	2008
Trust investments, at market	$13,495	$11,754
Cash and cash equivalents	1,053	1,396

Trust investments	$14,548	$13,150

The cost and market values associated with the cemetery perpetual care trust investments recorded at fair market value at December 31, 2009 and 2008 are detailed below. Cost reflects the investment (net of redemptions) in common trust funds, mutual funds, and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values, and the estimated market value of private equity investments.

	December 31, 2009
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Mutual funds:
Equity	$3,317	$—	$(736)	$2,581
Fixed income	11,069	25	(180)	10,914
Private equity and other	—	—	—	—

Perpetual care trust investments	$14,386	$25	$(916)	$13,495

Market value as a percentage of cost				94%

	December 31, 2008
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Fixed income securities:
Corporate	$905	$—	$—	$905
Mutual funds:
Equity	3,208	—	(1,327)	1,881
Fixed income	10,625	1	(1,968)	8,658
Private equity and other	310	—	—	310

Perpetual care trust investments	$15,048	$1	$(3,295)	$11,754

Market value as a percentage of cost				78%

Where quoted prices are available in an active market for identical instruments, securities held by the common trust funds and mutual funds are classified as Level 1 investments pursuant to the three-level valuation hierarchy as required by the Fair Value Measurements and Disclosures Topic of the ASC.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or a fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. Corporate fixed income securities represent Level 2 securities at December 31, 2008. No Level 2 securities were held at December 31, 2009.

The valuation of private equity and other alternative investments requires significant management judgment due to the absence of quoted market prices, inherent lack of liquidity, and the long-term nature of such assets. The fair value of these investments is estimated based on the market value of the underlying real estate and private equity investments. The underlying real estate value is determined using the most recent available appraisals. Private equity investments are valued using market appraisals or a discounted cash flow methodology depending on the nature of the underlying assets. The appraisals assess value based on a combination of replacement cost, comparative sales analysis, and discounted cash flow analysis. No Level 3 securities were held at December 31, 2009.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The measurements of the fair value of market-based cemetery perpetual care investments are categorized as follows at December 31, 2009 and 2008 (in thousands):

	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Market Value
	(Level 1)	(Level 2)	(Level 3)
Trust investments at:
December 31, 2009	$13,495	$—	$—	$13,495

December 31, 2008	$10,539	$905	$310	$11,754

The change in market-based cemetery perpetual care trust investments with significant unobservable inputs (Level 3) is as follows for the years ended December 31, 2009 and 2008 (in thousands):

Beginning balance, December 31, 2007	$—
Purchases	310

Beginning balance, December 31, 2008	310
Sales	(310)

Ending balance, December 31, 2009	$—

Maturity dates of the fixed income securities occur within 2009. Maturities of fixed income securities at December 31, 2008 are estimated as follows:

Market
(In thousands)
Due in one year or less	$905
Thereafter	—

$905

The Predecessor Companies have determined that unrealized losses in the perpetual care trust investments are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Predecessor Companies believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants and their intent to hold all securities in a loss position from December 31, 2009 until the sale of the Predecessor Companies as discussed in Note 1 of this report. The Predecessor Companies’ perpetual care trust investment unrealized losses, their durations, and fair market values as of December 31, 2009, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Mutual funds:
Equity	$26	$—	$2,528	$(736)	$2,554	$(736)
Fixed income	7,245	(8)	3,134	(172)	10,379	(180)

Total temporarily impaired securities	$7,271	$(8)	$5,662	$(908)	$12,933	$(916)

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The Predecessor Companies’ perpetual care trust investment unrealized losses, their durations, and fair market values as of December 31, 2008, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Mutual funds:
Equity	$1,477	$(989)	$404	$(338)	$1,881	$(1,327)
Fixed income	8,608	(1,948)	50	(20)	8,658	(1,968)

Total temporarily impaired securities	$10,085	$(2,937)	$454	$(358)	$10,539	$(3,295)

During the year ended December 31, 2009, purchases and sales of available-for-sale securities in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $455 thousand and $732 thousand, respectively. These sale transactions resulted in $113 thousand and $251 thousand of realized gains and realized losses, respectively. During the year ended December 31, 2008, purchases and sales of available-for-sale securities in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $2.3 million and $2.0 million, respectively. These sales transactions resulted in $0 and $1 thousand of realized gains and realized losses, respectively.

At December 31, 2009, equity securities in a loss position reflected amortized cost of $3.3 million and a fair value of $2.6 million, with a resulting unrealized loss of $0.7 million, or approximately 21.2%. At December 31, 2008, equity securities in a loss position reflected amortized cost of $3.2 million and a fair value of $1.9 million, with a resulting unrealized loss of $1.3 million, or approximately 40.6%. At December 31, 2009, fixed income securities in a loss position reflected amortized cost of $10.6 million and a fair value of $10.4 million, with a resulting unrealized loss of $0.2 million, or approximately 1.9%. At December 31, 2008, fixed income securities in a loss position reflected amortized cost of $10.6 million and a fair value of $8.7 million, with a resulting unrealized loss of $1.9 million, or approximately 17.9%.

Distributable earnings from these perpetual care trust investments are recognized in current cemetery revenues to the extent of qualifying cemetery maintenance costs. Recognized earnings related to these perpetual care trust investments were $687 thousand and $637 thousand for the years ended December 31, 2009 and 2008 respectively.

5. Deferred Preneed Cemetery Receipts Held in Trust and Care Trusts’ Corpus

Deferred Preneed Cemetery Receipts Held in Trust

The Predecessor Companies consolidate in their balance sheet the merchandise and service trusts associated with their preneed cemetery activities in accordance with the Consolidation Topic of the ASC. Although the guidance requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Predecessor Companies or their customers. The customers are the legal beneficiaries of these merchandise and service trusts.

Care Trusts’ Corpus

The Care trusts’ corpus reflected in the combined balance sheets represent the cemetery perpetual care trusts, net of the accrued expenses and other long-term liabilities of the perpetual care trusts.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

The components of Deferred preneed cemetery receipts held in trust and Care trusts’ corpus in the combined balance sheets at December 31, 2009 and 2008 are detailed below (in thousands).

	December 31, 2009
	Preneed Cemetery	Cemetery Perpetual Care
Trust investments	$47,748	$14,548

	December 31, 2008
	Preneed Cemetery	Cemetery Perpetual Care
Trust investments	$38,391	$13,150

6. Income Taxes

The provision or benefit for income taxes includes U.S. federal income taxes and state and local income taxes, determined on a hypothetical basis as if the Predecessor Companies constitute a ‘stand-alone’ taxpayer. Certain amounts historically recorded at levels above the Predecessor Companies were allocated to properly reflect income taxes attributable to the Predecessor Companies.

Income tax benefit consisted of the following:

	Year ended December 31,
	2009	2008
	(In thousands)
Current:
State and local	$48	$46

Deferred:
United States	(250)	(4,693)
State and local	2	565

	(248)	(4,128)

	$(200)	$(4,082)

The Predecessor Companies made income tax payments of approximately $48 thousand and $46 thousand for the years ended December 31, 2009 and 2008, respectively.

The differences between the U.S. federal statutory income tax rate and the Predecessor Companies’ effective tax rate were as follows:

	Year ended December 31,
	2009	2008
	(In thousands)
Computed tax benefit provision at the applicable federal statutory income tax rate	$(233)	$(4,482)
State and local taxes, net of federal income tax benefits	32	398
Other	1	2

Benefit for income taxes	$(200)	$(4,082)

Total effective tax rate	29.9%	31.9%

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates. The tax effects of temporary differences and carry-forwards that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
	(In thousands)
Inventories and cemetery property, principally due to purchase accounting adjustments	$(11,148)	$(11,148)

Deferred tax liabilities	(11,148)	(11,148)

Deferred revenue on preneed cemetery contracts, principally due to earnings from trust funds	91	89
Property and equipment, principally due to differences in depreciation methods and purchase accounting adjustments	3,522	3,525
Intangibles, principally due to amortization methods	825	836
Receivables, principally due to sales of cemetery interment rights and related products	2,264	2,258
Loss and tax credit carry-forwards	9,902	9,647

Deferred tax assets	16,604	16,355

Valuation allowance	—	—

Net deferred income taxes	$5,456	$5,207

Deferred tax assets and deferred income tax liabilities consisted of the following as of December 31:

	2009	2008
Non-current deferred tax assets	$6,971	$5,585
Current deferred tax liabilities	(1,515)	(378)

Net deferred tax asset (liability)	$5,456	$5,207

As of December 31, 2009 and 2008, the Predecessor Companies have federal tax loss carry-forwards of $27.6 million and $26.9 million respectively with an expiration date of 2029 and 2028. As of December 31, 2009 and 2008 the Predecessor Companies have state loss carry-forwards of $0.2 million and $0.3 million, respectively, with an expiration date of 2029 and 2028.

As of December 31, 2009 and 2008, the Predecessor Companies did not establish a valuation allowance for deferred taxes. It is management’s belief that federal tax loss carry-forwards will be utilized fully by the Parent company.

7. Leases

As of December 31, 2009, the Predecessor Companies entered into an income lease relating to the warehouse storage. Future income relating to the lease is as follows:

2010	$46
2011	47
2012	8

Total	$101

8. Commitments and Contingencies

Operating and Capital Leases

The Predecessor Companies’ leases relate to transportation equipment and storage rental. Rental expense for operating leases was $14 thousand and $20 thousand for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, future minimum lease payments for non-cancelable operating and capital leases were immaterial. Interest paid amounted to $1 thousand and $2 thousand for the years ended December 31, 2009 and 2009, respectively.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Litigation

The Predecessor Companies are parties to various litigation matters, investigations, and proceedings in the ordinary course of business. Management of the Predecessor Companies does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Predecessor Companies’ financial position, results of operations, or liquidity.

9. Supplementary Information

The detail of certain balance sheet accounts is as follows:

	December 31,
	2009	2008
	(In thousands)
Cemetery property:
Undeveloped land	$2,070	$2,104
Developed land, lawn crypts, and mausoleums	725	729

	$2,795	$2,833

Deferred charges and other assets:
Deferred merchandise and service costs	$2,659	$2,745
Other	250	172

	$2,909	$2,917

Accounts payable and accrued liabilities:
Accounts payable	$830	$751
Accrued compensation	145	55
Other accrued liabilities	15	15

	$990	$821